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                                                                    EXHIBIT 99.2


            VIVENDI UNIVERSAL ACQUIRES MP3.COM IN MOVE TO STRENGTHEN
                 DIGITAL DISTRIBUTION CAPACITY AND WEB AUDIENCE


PARIS and SAN DIEGO--May 20, 2001--Vivendi Universal (NYSE: V):

o       Price is $5 per share or approximately $372 Million in Cash and Stock

o MP3.com to Provide Leading-Edge Technology Platform for Management and Distribution of Digital Content

o       Multiple Revenue Streams to Enhance Vivendi Universal's Online Strategy

o MP3.com Will Continue to Function as an Independent Distributor of Music Content for All Record Labels and Independent Artists

Vivendi Universal (Paris Bourse: EX FP; NYSE: V) announced today that it will acquire San Diego-based MP3.com, Inc. (Nasdaq: MPPP) for $372 million ($5 per share) in a friendly, combined cash and stock transaction. MP3.com represents a major acquisition and is expected to strongly reinforce Vivendi Universal's digital efforts in the strategic areas of online music, subscriptions, branding, technology and all its content.

MP3.com shareholders have the ability to elect $5 per share in cash, a number of Vivendi Universal shares (in the form of American Depositary Receipts) having a value of $5, or any combination thereof, subject to aggregate transaction consideration caps of 50% cash consideration and 50% share consideration, which may result in proration. The transaction has been structured as a reorganization that will be tax free to MP3.com shareholders to the extent they receive Vivendi Universal shares. Consistent with its previous statements, Vivendi Universal will not issue new common shares in this transaction, but will use treasury shares for the share portion of the aggregate transaction consideration. The Board of Directors of MP3.com has unanimously approved the transaction. Holders of more than 50% of MP3.com's outstanding shares have agreed to vote in favor of the transaction.

MP3.com (www.mp3.com) will maintain its role as the premier distributor of music on the Internet. The company will continue to feature content from all record labels and from independent artists. There are currently over 150,000 artists from more than 180 countries that make their music available to music fans through MP3.com. Currently, more than 25% of Billboard Magazine's current Top 40 albums are being promoted on MP3.com.

Music Online

MP3.com is a candidate to provide state-of-the-art technical contributions for Duet, Vivendi Universal's joint venture with Sony Music, to create an online digital music subscription service. Duet is expected to launch this summer. Duet's U.S. on-demand service will be available and marketed through a number of distribution alliances, the first being with Yahoo!

MP3.com has the potential to be a key component in that initiative, and has already created a massively scalable technology for the distribution of digital music and other diverse content across multiple platforms.


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Vivendi Universal's online music distribution capabilities will be enhanced by the MP3.com acquisition. The total aggregate audience for MP3.com, GetMusic, FarmClub and EMusic represents close to 40 million registered users, with approximately 120 million monthly page views.

Branding

Vivendi Universal is to acquire one of the top worldwide Internet brands. MP3.com's brand and web site are well-known to a global online gathering of music fans and artists. The company is expected to contribute a huge audience to Vivendi Universal's already-impressive online entertainment fold. The brand is particularly popular among young users, although a significant user base is represented by affluent 35-55 demographics of both men and women.

Technology

MP3.com is a technology leader in the delivery of online music. Recently, it pioneered the digital content delivery revolution and built a Music InterOperating System (IOS), which is designed to connect various segments of the music industry for the first time. Music IOS allows the music business to interoperate in ways previously unavailable by connecting retailers, labels, music players, and hardware and software tools.

MP3.com's Music IOS is fully compatible with a variety of devices and networks. The company possesses proprietary-patented technology for music distribution and has comprehensive solutions in data management and tracking. MP3.com's proven distribution technology can power not only music content, but also video and text content.

MP3.com technologists have an exceptional track record of creating industry-leading technology relating to a variety of contents and interfaces that include digital distribution, databases and e-marketing. More than 120 MP3.com technologists will assist Vivendi Universal Net in current and future Vivendi Universal initiatives.

Vivendi Universal's Cross Contents and Digital Efficiency

Vivendi Universal is wholly committed to extending its reach to all continents through digital distribution. Vivendi Universal's strategy is to digitally distribute all of its content across all technology platforms. MP3.com will strongly power this strategy by enhancing Vivendi Universal's capacity to implement database management, direct marketing and subscriptions on the Internet. MP3.com will also contribute to the implementation of digital efficiency within Vivendi Universal.

Michael Robertson, MP3.com founder, chairman and chief executive officer, will become special adviser to Jean-Marie Messier with regard to Vivendi Universal's digital distribution.

Commenting on the announcement, Jean-Marie Messier, chairman and chief executive officer of Vivendi Universal said: "The MP3.com strategic acquisition is a big step forward for Vivendi Universal's priority to develop and implement an aggressive, legitimate and attractive offering of our content to consumers. MP3.com will be a great asset to Vivendi Universal in meeting our goal of becoming the leading online Music Service Provider. Our first step toward leadership in digital distribution was the creation of Duet with Sony Music and distribution agreement with Yahoo!. With MP3.com's proven technologies and team, we'll have the tools and talents to aid the success of this and other digital content distribution ventures. Their engineering and digital expertise will be a tremendous advantage for Vivendi Universal, especially in the digital distribution of all Vivendi Universal content and the creation of common technology platforms."

"This groundbreaking merger is a defining moment in the digital music era," said Michael Robertson, chairman and chief executive officer of MP3.com. "It brings together industry leading technology, brands, distribution and content. We will continue with our current MP3.com pursuits, but also work with our new partners to innovate subscription systems and music offerings that reach a global audience across many devices. We believe consumers


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will see the full promise of digital music come to fruition and that transaction is in the best interest of our shareholders."

As a major global force in media and communications, Vivendi Universal's stated vision is to further its position as the world's premier creator and provider of personalized information, entertainment, and services to consumers -- anywhere, at any time and across all distribution platforms and devices. With a plethora of rich and varied content through its Music, Publishing and TV and Film business units, coupled with its access and distribution units in Telecoms and Internet, the Company is poised to make consumers the winners in this age of digital communications.

The transaction is subject to regulatory approvals, approval by the MP3.com shareholders, and other customary closing conditions.

About Vivendi Universal

Media and Communications and Environmental Services: The media and communications business is divided into five business segments: Music, Publishing, TV and Film, Telecoms and Internet. The Music business is conducted though Universal Music Group, which produces, markets and distributes recorded music throughout the world in all major genres. Universal Music Group also manufactures, sells and distributes video products in the United States and internationally, and licenses music copyrights in 63 countries worldwide. The Publishing business is Europe's premier publisher of information providing content across multiple platforms, including print, multimedia, on the wired Internet and to PDAs via WAP (Wireless Application Protocol) technology. The Publishing business is a content leader in five core markets: education, games, healthcare information, local services and business and general information. The TV and Film business produces and distributes motion picture, television and home video/DVD products worldwide, operates and has ownership interests in a number of cable and pay TV channels, engages in the licensing of merchandising and film property rights and operates theme parks and retail stores around the world. The Telecoms business provides a broad range of telecommunications services, including mobile and fixed telephony, Internet access and data services and transmission, principally in Europe. The Internet business manages the strategic Internet initiatives and new online ventures for Vivendi Universal. Utilizing advanced digital distribution technology, the Internet business develops e-commerce, e-services and thematic portals that offer access to the Internet via a variety of devices, including mobile phones, PDAs, interactive TV and computers. Vivendi Environnement, is a 63-percent effectively owned subsidiary of Vivendi Universal, which operates the environmental services business, with operations around the globe. Vivendi Environnement provides environmental management services, including water treatment and system operation, waste management, energy services and power generation, and transportation services, to a wide range of public authorities and industrial, commercial and residential customers.

The Company's corporate website is located at http://www.vivendiuniversal.com. The Company's financial website is located at http://finance.vivendiuniversal.com.

About MP3.com

MP3.com, Inc. has created a unique and robust technology infrastructure designed to facilitate the storage, management, promotion and delivery of digital music. As the Internet's premier Music Service Provider (MSP), the company is dedicated to providing consumers with access to music when they want it, where they want it, using any web-enabled device. The company's web site hosts what MP3.com believes is the largest collection of digital music available on the Internet, with more than 967,000 songs and audio files posted from over 150,000 digital artists and record labels. Dedicated to growing the digital music space, the company's products and services include on-demand Subscription Music Channels, an innovative Business Music Services program, a Syndicated Radio program and others. Additionally, through the company's MSP technology initiative and its music InterOperating System, MP3.com is partnering with a variety of forward-looking businesses to expand its digital music strategy. MP3.com's common stock is listed for trading on the Nasdaq National Market under the ticker symbol MPPP. The company is based in San Diego, California. For more information on MP3.com, visit www.mp3.com.


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Important Disclaimers

MP3.com

Statements in this press release that are not strictly historical are forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may reference or include activities, events or specific benefits expected to occur in connection with Vivendi Universal's proposed acquisition of MP3.com, Inc. These statements involve a high degree of risk and uncertainty, are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include risks related to: MP3.com's litigation proceedings, including without limitation the inability to reach settlement with all parties to such proceedings; risks related to activities, events, benefits or specific synergies expected to occur in connection with Vivendi Universal's proposed acquisition of MP3.com; MP3.com's new and uncertain business model; acceptance of MP3.com's products and services; MP3.com's limited operating history; and MP3.com's rapid growth, as well as other risks detailed from time to time in MP3.com's reports to the Securities and Exchange Commission, including its report on Form 10-K for the year ended December 31, 2000 and its most recent report on Form 10-Q.

Vivendi Universal

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside our control, including but not limited to: the risk that recently acquired operations will not be integrated successfully; that the synergies expected to be created as a result of recent acquisitions will not materialize; that Vivendi Universal will be unable to further identify, develop and achieve success for new products, services and technologies; that Vivendi Universal will face increased competition and that the effect on pricing, spending, third-party relationships and revenues of such competition will limit or reduce Vivendi Universal's revenue and/or income; that Vivendi Universal will be unable to establish and maintain relationships with commerce, advertising, marketing, technology, and content providers; and that Vivendi Universal will be unable to obtain or retain, upon acceptable terms, the licenses and permits necessary to operate and expand its businesses; as well as the risks described in the documents Vivendi Universal has filed with the U.S. Securities and Exchange Commission. Investors and security holders are urged to read those documents at the Commission's web site at www.sec.gov. Those documents may also be obtained free of charge from Vivendi Universal.

Vivendi Universal and MP3.com will file a proxy statement/prospectus and other documents regarding the proposed merger described in this press release with the U.S. Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about Vivendi Universal and MP3.com and the proposed transaction. A definitive proxy statement/prospectus will be sent to security holders of MP3.com seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by Vivendi Universal and MP3.com with the SEC at the SEC's web site at www.sec.gov.

MP3.com, Vivendi Universal and their respective directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of MP3.com stockholders to approve the proposed merger. Such individuals may have interests in the merger, including as a result of holding options or shares of MP3.com stock. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement that will be filed by MP3.com with the SEC.

The definitive proxy statement/prospectus and other documents may also be obtained free of cost by directing a request to the following Investor Relations contacts:

Contacts:
Vivendi Universal
Media Relations:
Paris:
Catherine Gros, 011-33-1-71-71-1711
Alain Delrieu, 011-33-1-71-71-1341
Antoine Lefort, 011-33-1-71-71-1180
or
New York:


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Anita Larsen, 212-572-1118
Mia Carbonell, 212-572-7556
or
Investor Relations:
Paris:
Ariane de Lamaze, 011-33-1-71-71-1084
or
New York:
Eileen McLaughlin, 212-572-8961
or
MP3.com
Media Relations:
Greg Wilfahrt, 858-623-7280
or
Investor Relations:
Karen Silva, 858-623-7222